Prudential Jennison Small Company Fund, Inc.
For the period ending March 31, 2015
File Number 811-03084


Item 77C:  Matters Submitted to a Vote of Security Holders

Results of Proxy Voting

(Unaudited)


At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Jennison Small Company Fund, Inc. (the
Fund), approved the following proposal.

To elect twelve Directors:



SHARES VOTED
 % OF VOTED
 % OF TOTAL

(a) Ellen S. Alberding;
FOR
50,270,614.651
96.532
45.937
WITHHELD
1,806,488.543
3.468
1.650




(b) Kevin J. Bannon;
FOR
50,186,992.489
96.371
45.860
WITHHELD
1,890,110.705
3.629
1.727




(c) Linda W. Bynoe;
FOR
50,267,581.870
96.526
45.934
WITHHELD
1,809,521.324
3.474
1.653




(d) Keith F. Hartstein;
FOR
50,204,751.048
96.405
45.877
WITHHELD
1,872,352.146
3.595
1.710




(e) Michael S. Hyland;
FOR
50,302,573.218
96.593
45.966
WITHHELD
1,774,529.976
3.407
1.621




(f) Stephen P. Munn;
FOR
50,297,189.774
96.583
45.961
WITHHELD
1,779,913.420
3.417
1.626




(g) James E. Quinn;
FOR
50,197,206.591
96.391
45.807
WITHHELD
1,879,896.603
3.609
1.717




(h)Richard A. Redeker;
FOR
50,195,738.477
96.388
45.868
WITHHELD
1,881,364.717
3.612
1.719




(i)Stephen G. Stoneburn;
FOR
50,178,524.309
96.355
45.853
WITHHELD
1,898,578.885
3.645
1.734




(j)Stuart S. Parker;
FOR
50,214,512.570
96.424
45.885
WITHHELD
1,862,590.624
3.576
1.702




(k)Scott E. Benjamin; and
FOR
50,297,148.438
96.583
45.961
WITHHELD
1,779,954.756
3.417
1.626




(l)Grace C. Torres.
FOR
50,306,412.884
96.600
45.969
WITHHELD
1,770,690.310
3.400
1.618



The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, and January 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.






SHARES VOTED
 % OF VOTED
 % OF TOTAL

FOR
15,231,843.785
29.202
13.919

AGAINST
1,156,295.115
2.217
1.057

ABSTAIN
1,628,667.821
3.122
1.488

BROKER NON-VOTE
34,144,388.689
65.459
31.200

TOTAL
52,161,195.410
100.000%
47.664

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.






SHARES VOTED
 % OF VOTED
 % OF TOTAL

FOR
12,041,036.566
23.085
11.003

AGAINST
4,324,676.164
8.291
3.952

ABSTAIN
1,651,093.991
3.165
1.509

BROKER NON-VOTE
34,144,388.689
65.459
31.200

TOTAL
52,161,195.410
100.000%
47.664